UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2006
QUALCOMM INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (858) 587-1121
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
     On November 6, 2006, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of QUALCOMM Incorporated (the “Company”), the Committee approved bonuses for the Company’s executive officers for fiscal year 2006. The Committee also approved the annual base salaries (effective as of December 16, 2006) for the Company’s executive officers after a review of performance and competitive market data. The following table sets forth the fiscal year 2006 bonus and the annual base salary levels for 2007 for the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement dated January 13, 2006 who will continue to be employed by the Company during calendar 2007).

	2006	2007
NAME AND POSITION	BONUS	BASE SALARY
Irwin Mark Jacobs	$0	$650,000
Chairman of the Board

Paul E. Jacobs	$1,650,000	$1,075,000
Chief Executive Officer

Steven R. Altman	$1,130,000	$790,000
President

Sanjay K. Jha	$1,000,000	$735,000
Executive Vice President and Group President, CDMA Technologies

William E. Keitel	$710,000	$630,000
Executive Vice President and Chief Financial Officer

Roberto Padovani	$325,000	$485,000
Executive Vice President and Chief Technology Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated (Registrant)

Date November 10, 2006
	By:	/s/ William E. Keitel
William E. Keitel
Executive Vice President and Chief Financial Officer